Exhibit 99.1

ExamWorks Announces the Acquisition of Gould & Lamb;

Announces the Completion of Four Additional Acquisitions

ATLANTA, GA. February 4, 2014 - ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations (IMEs), peer reviews, bill reviews and related services, today announced the acquisition of Gould & Lamb, the leader in the Medicare compliance services market. The acquisition of Gould & Lamb establishes ExamWorks as the market leader in the Medicare compliance services market. This acquisition is consistent with ExamWorks’ successful execution of its growth and expansion strategy in areas necessary for its customers to manage cost and compliance requirements. Medicare compliance and related services are offered to the same types of customers ExamWorks already services, and like IMEs, the Medicare compliance services industry is characterized by a large number of small providers without the scale and geographic scope to adequately serve the increasingly complicated and demanding needs of large national clients.

ExamWorks also announced that it had successfully completed four other acquisitions in December 2013 and January 2014 strengthening its market position in key segments and geographies of the IME industry. The Company will provide 2014 guidance that incorporates the impact of acquisitions on its upcoming earnings call scheduled for February 25, 2014.

Gould & Lamb

Gould & Lamb is a leading national Medicare compliance service company serving the workers’ compensation and liability markets. Based in Bradenton, Florida, Gould & Lamb’s service portfolio includes Medicare Set-Aside and related services, which are necessary to comply with legal requirements such as Medicare Secondary Payer regulations. These services are not subject to Medicare reimbursement risk and are designed to reduce claim costs and expedite settlements.

Gould & Lamb generated adjusted annual revenues and adjusted EBITDA for 2013 of approximately $27 million and $9.5 million, respectively. Under the terms of the agreement, the Company agreed to pay $75 million in cash at closing plus an earnout not to exceed $18 million based on full year 2014 financial performance. ExamWorks financed the purchase price with proceeds from its senior revolving credit facility.

Commenting on today’s announcement, James K. Price, Chief Executive Officer of ExamWorks, said: “Consistent with previous acquisitions like MES Solutions, Premex Group and MedHealth, Gould & Lamb is the market leader, and serves the same types of clients as ExamWorks.

ExamWorks’ nationwide sales force is the largest and most experienced in the industry, and we are excited about the opportunities that this transaction presents to both ExamWorks’ and Gould & Lamb's clients in the areas of cost containment applications and evidence-based medical assessments."

Of the acquisition, Deborah Pfeifle, Chief Executive Officer of Gould & Lamb stated: "Gould & Lamb clients will benefit, especially since the Company will continue as a stand-alone brand in the ExamWorks portfolio. It is a logical combination. Both companies serve the global property and casualty industry and third-party administrators, offer cost containment services to the same lines of business, and have strong management teams with deep experience in the insurance industry.”

Other Acquisitions

Since December 2013, ExamWorks completed the following individually insignificant acquisitions:

Acquisition	Date of Acquisition
AGS Risk Limited (“AGS”)	December 10, 2013
Evaluation Resource Group (“ERG”)	December 20, 2013
Cheselden Limited (“Cheselden”)	January 13, 2014
Newton Medical Group (“NMG”)	January 16, 2014

The aggregate acquired annual revenue and adjusted EBITDA of these acquisitions was approximately $17 million and $3.5 million, respectively. The aggregate purchase price of these acquisitions totaled approximately $16.4 million in cash. Additionally, two of these acquisitions contain earnout provisions based on future financial performance and other metrics. The profile of these acquisitions is consistent with management’s previously announced strategy to purchase small “tuck-in” companies thereby enhancing our global service offerings and strengthening our market position in the geographies served.

Commenting on today's announcement, Richard E. Perlman, Executive Chairman of ExamWorks, said: "We are pleased to welcome these acquisitions and their professionals into the family of ExamWorks companies. ExamWorks has solidified its position as the global leader in IME services, and we have found the ideal partner in Gould & Lamb through which to offer Medicare compliance services. We anticipate that Gould & Lamb clients will value the full suite of IME-related services that ExamWorks offers and the exceptional security, compliance and oversight built into our IT infrastructure, which have become the new standards in our industry."

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations ("IMEs"), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other expenses. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition-related costs, income tax status, and other items of a non-operational nature that affect comparability. For a reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, for ExamWorks and excluding the Gould & Lamb acquisition, please refer to our Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. For the twelve month period ended December 31, 2013, Gould & Lamb generated an unaudited net loss of approximately $500,000, which resulted in approximate and estimated adjusted pro forma EBITDA for the period of $9.5 million after aggregate adjustments of $10.0 million, consisting of $9.2 million of interest and other expenses, $50,000 of estimated income taxes, $1.5 million of recorded depreciation and amortization, and $700,000 of other pro forma adjustments.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations, including descriptions of ExamWorks' revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks' operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our limited operating history; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to retain our clients; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness. In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:

ExamWorks Group, Inc.

J. Miguel Fernandez de Castro

404-952-2400

Senior Executive Vice President and Chief Financial Officer

www.investorrelations.examworks.com

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